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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




         Date of report (date of earliest event reported): June 27, 2003




                             FLEMING COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)


                OKLAHOMA                              1-8140                              48-0222760
        (State of incorporation              (Commission file number)       (I.R.S. employer identification number)
            or organization)


                          1945 LAKEPOINTE DRIVE
                            LEWISVILLE, TEXAS                                                 75057
                 (Address of principal executive offices)                                  (Zip code)



       Registrant's telephone number, including area code: (972) 906-8000

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ITEM 5.      OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         On June 27, 2003, Fleming Companies, Inc. (the "Company") issued a press release announcing that it has entered into a letter of intent with C&S Wholesale Grocers, Inc. ("C&S") regarding the sale of the Company's wholesale grocery operations and assets to C&S. The Company's Core-Mark convenience business is not included in the sale. The letter of intent is subject to the execution of a definitive asset purchase agreement and approval by the Bankruptcy Court. In a separate arrangement, C&S has agreed to promptly begin supplying the Company with selected vendor products for distribution to the Company's retail customers.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
             INFORMATION AND EXHIBITS.

         Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit referenced below and the information set forth therein are deemed to have been furnished pursuant to Item 9 hereof and shall not be deemed to have been "filed" under the Securities Exchange Act of 1934.

         (c)      EXHIBITS

         EXHIBIT
         NUMBER         DESCRIPTION
         -------        -----------
         99.1           --  Press release dated June 27, 2003.

ITEM 9.      REGULATION FD DISCLOSURE.

         On June 27, 2003, the Company issued a press release announcing the matters referenced in Item 5 hereof. A copy of such press releases is furnished as an exhibit to this Current Report. Pursuant to the rules and regulations of the Securities and Exchange Commission, such press release and the information set forth therein is deemed to have been furnished pursuant to this Item 9 and shall not be deemed to have been "filed" under the Securities Exchange Act of 1934.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  FLEMING COMPANIES, INC.


Date:  June 30, 2003              By: /s/ REBECCA A. ROOF
                                      -------------------------------------
                                      Rebecca A. Roof
                                      Interim Chief Financial Officer


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION
-------       -----------
99.1          --    Press release dated June 27, 2003.